UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2012, CNL Healthcare Trust, Inc. (which may be referred to herein as the “Company,” “we,” “our,” or “us”), through our subsidiary CHT SL IV Holding, LLC (the “CHT JV Partner”), entered into a purchase and sale agreement with Health Care REIT, Inc. (“HCN”) dated December 18, 2012 (the “Purchase Agreement”) pursuant to which we agreed to sell certain of our joint venture membership interests as described below (the “CHT JV Interest”) in our senior housing joint venture with an affiliate of Sunrise Senior Living, Inc., for an aggregate purchase price of $62,332,149, excluding closing costs (the “Purchase Price”). The Purchase Price is subject to adjustment based on the time of closing, actual cash flow distributions through the time of the closing of the sale of the CHT JV Interest and the transactions related to the payoff of the related mezzanine loan.

It is anticipated that the closing of the sale of the CHT JV Interest to HCN will be concluded after the consummation of the transactions contemplated by the merger agreement (the “Merger”) between HCN and Sunrise Senior Living, Inc., the parent of Sunrise Senior Living Investments, Inc. (the “Sunrise JV Partner”). HCN has stated publicly that the Merger is expected to be consummated in early 2013.

The CHT JV Partner owns approximately fifty-five percent (55%) membership interest in the joint venture CHTSun Partners IV, LLC (“CHT Sun IV”) and the Sunrise JV Partner owns the remaining approximate 45% membership interest. CHTSun IV, through its subsidiaries owns an interest in seven senior housing communities (the “Sunrise Communities”).

The Purchase Agreement will terminate: (i) upon the termination of the agreement of Merger, (ii) by mutual consent of the parties, (iii) upon the default of either party; (iv) if the transactions contemplated by the Purchase Agreement are not consummated within 180 days after the consummation of the Merger, subject to certain exceptions, or (v) if the Merger has not been consummated by August 21, 2013.

The Purchase Agreement contains customary representations and warranties of the applicable parties. The closing of the sale of the CHT JV Interest pursuant to the Purchase Agreement is subject to various closing conditions, including, among other things, the closing of the Merger, obtaining consent of lenders under the existing mortgages on the Sunrise Communities, and obtaining certain consents and the applicable healthcare permits for the Sunrise Communities.

There can be no assurance that any or all of the other conditions to closing will be satisfied on terms satisfactory to the parties and that the transactions contemplated by the Purchase Agreement will ultimately be completed. The transactions are expected to close in July 2013.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2012, our Board of Directors authorized the filing of Articles of Amendment to its Amended and Restated Articles of Incorporation with the State Department of Assessments and Taxation of the State of Maryland to change its corporate name to “CNL Healthcare Properties, Inc.” effective as of December 26, 2012.

Also on December 13, 2012, the Board of Directors approved an amendment to the Company’s bylaws in order to create consistency between the Company’s Amended and Restated Articles of Incorporation and its bylaws regarding the filling of vacancies on the Board of Directors. From and after December 26, 2012, the effective time of the bylaw amendment, Article III, Section 10 of the Company’s bylaws shall provide as follows:

“SECTION 10. VACANCIES. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Company or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three Directors remain). Any vacancy created by an increase in the number of Directors shall be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by a majority of the entire Board of Directors, although that majority is less than a quorum. Any other vacancy shall be filled at any regular meeting or at any special meeting of the Directors called for that purpose, by a majority of the remaining Directors, whether or not sufficient to constitute a quorum. Any individual so elected as Director shall hold office for the unexpired term of the Director he is replacing. In the event of a vacancy among the Independent Directors, the remaining Independent Directors shall nominate replacements for such position.”

A form of the Articles of Amendment to the Articles of Incorporation and the amendment to the bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Form of Articles of Amendment to Articles of Incorporation to be filed with the State Department of Assessments and Taxation of the State of Maryland effective as of December 26, 2012.

3.2	Second Amended and Restated Bylaws of CNL Healthcare Properties, Inc. dated December 26, 2012.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; availability of proceeds from our offering of our shares; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; risks associated with our tax structuring; failure to qualify and maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our Web site at http://www.cnlhealthcaretrust.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012		CNL HEALTHCARE TRUST, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer